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                                                                    EXHIBIT 11.1

                          Alabama National BanCorporation
                         Computation of Earnings Per Share
                     (In thousands, except per share amounts)
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                                                                                                                          Per Share
                                                                                                       Income     Shares    Amount
                                                                                                      --------   -------- ----------

 Year ended December 31, 1999
 Basic EPS net income..............................................................................    $22,271    11,079    $2.01
                                                                                                                            =====
 Effect of dilutive securities options.............................................................                  194
                                                                                                       -------    ------
 Diluted EPS.......................................................................................    $22,271    11,273    $1.98
                                                                                                       =======    ======    =====
 Year ended December 31, 1998
 Basic EPS net income..............................................................................    $17,372    10,804    $1.61
                                                                                                                            =====
 Effect of dilutive securities options.............................................................                  369
                                                                                                      --------   -------
 Diluted EPS.......................................................................................    $17,372    11,173    $1.55
                                                                                                      ========   =======   ======
 Year ended December 31, 1997
 Basic EPS net income..............................................................................    $14,116    10,552    $1.34
                                                                                                                            =====
 Effect of dilutive securities options.............................................................                  447
                                                                                                       -------    ------
 Diluted EPS.......................................................................................    $14,116    10,999    $1.28
                                                                                                       =======    ======    =====
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